Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2023 RESULTS
AND RAISES FULL-YEAR 2023 REVENUE GUIDANCE
SECOND-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 10.1%; SAME-UNIT REVENUE UP 4.1%
•GAAP EPS DOWN 11.7%; ADJUSTED EPS DOWN 12.7%
•NET INCOME DOWN 14.1%; ADJUSTED EBITDA DOWN 2.3%
FIRST-HALF HIGHLIGHTS:
•TOTAL REVENUE UP 13.2%; SAME-UNIT REVENUE UP 7.2%
•GAAP EPS UP 16.5%; ADJUSTED EPS UP 11.0%
•NET INCOME UP 11.9%; ADJUSTED EBITDA UP 12.9%

CLEVELAND (July 27, 2023) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the second quarter ended June 30, 2023.
For the 2023 second quarter, CBIZ recorded revenue of $398.5 million, an increase of $36.6 million, or 10.1%, compared with $362.0 million reported for the same period in 2022. Acquired operations, net of divestitures, contributed $21.6 million, or 6.0%, to revenue growth. Same-unit revenue increased by $15.0 million, or 4.1%, for the quarter, compared with the same period a year ago. Net income was $26.9 million, or $0.53 per diluted share, compared with $31.3 million, or $0.60 per diluted share, for the same period a year ago.
For the six months ended June 30, 2023, CBIZ recorded revenue of $853.1 million, an increase of $99.4 million, or 13.2%, over the $753.7 million recorded for the same period in 2022. Acquisitions, net of divestitures, contributed $45.5 million, or 6.0%, to revenue growth in the six months ended June 30, 2023. Same-unit revenue increased by $53.9 million, or 7.2%, compared with the same period a year ago. Net

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income was $100.0 million, or $1.98 per diluted share, for the six months ended June 30, 2023, compared with $89.4 million, or $1.70 per diluted share, for the same period a year ago.
Excluding non-recurring transaction and first-year integration expenses related to the acquisition of Marks Paneth in January 2022, and expenses related to the acquisition of Somerset in February 2023, Adjusted net income was $27.6 million in the second quarter of 2023 compared with Adjusted net income of $32.7 million for the same period a year ago. Adjusted earnings per share was $0.55, a decrease of 12.7% compared with Adjusted earnings per share of $0.63 for the same period a year ago. Adjusted EBITDA for the second quarter was $54.4 million, down 2.3% compared with $55.7 million for the same period in 2022.
Adjusted net income was $102.0 million, or $2.01 per diluted share, for the six months ended June 30, 2023, compared with $95.3 million, or $1.81 per diluted share, for the same period a year ago. Adjusted EBITDA for the six months was $167.8 million, compared with $148.6 million for the same period in 2022.
Schedules reconciling Adjusted net income, Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included in this release.
During the six months ended June 30, 2023, the Company repurchased approximately 1.0 million shares of its common stock on the open market. The balance outstanding on the Company’s unsecured credit facility on June 30, 2023, was $410.6 million with $177.5 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Following an exceptionally strong first quarter, our core businesses continued to perform well during the second quarter, and demand for our financial services, including accounting, tax and our advisory services, as well as our benefits and insurance offerings, remains strong. Our second-quarter results came in much as we expected with the exception of two areas that are largely beyond our control – contract delays in our Government Health Care consulting business and changes to tax filing deadlines in California. Based on our year-to-date performance and current outlook for the remainder of the year, we are pleased to raise revenue guidance and reaffirm our EPS guidance for the full year.”

“So far this year, we’ve completed three strategic acquisitions and two tuck-in transactions that together are expected to add approximately $68 million in annualized revenue. Our most recent transactions include one in the highly in-demand cyber and information security space to expand our advisory services, and another that bolsters our retirement and investment solutions service offerings, and our overall M&A pipeline continues to remain active.”
2023 Outlook
•The Company increased its revenue growth expectations to within a range of 10% to 12% over the prior year, up from previous guidance of within a range of 8% to 10%.
•The Company expects an effective tax rate of approximately 28%. The increased rate, up from 25.5% in 2022, will impact diluted earnings per share by approximately $0.08.
•The Company expects a weighted average fully diluted share count of approximately 50.5 to 51.0 million shares.

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•The Company expects GAAP fully diluted earnings per share to grow within a range of 15% to 17%, to $2.31 to $2.36 per share, over the $2.01 per share reported for 2022.
•The Company expects Adjusted fully diluted earnings per share to grow within a range of 11% to 13%, to $2.36 to $2.41 per share over the Adjusted earnings per share, of $2.13 per share reported for 2022.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10180368/f9d02de210.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risk that the anticipated benefits and perceived advantages of an acquisition may not be achieved; the impact of COVID-19 or governmental rules related to public health issues on the Company’s business, operations and clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the trend of outsourcing business services; the Company’s dependence on the services of its CEO, other key employees, producers and service personnel; the effects of any potential cyber-attacks; competitive pricing pressures; general business and economic conditions; and changes in governmental laws or regulation affecting the Company’s clients, business, business services operations, or business models. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2023 AND 2022
(In thousands, except percentages and per share data)

	Three Months Ended June 30,
	2023	%	2022	%
Revenue	$398,502	100.0%	$361,952	100.0%
Operating expenses (1)	343,987	86.3	289,736	80.0
Gross margin	54,515	13.7	72,216	20.0
Corporate general and administrative expenses (1)	15,793	4.0	10,926	3.0
Operating income	38,722	9.7	61,290	17.0
Other income (expense):
Interest expense	(5,534)	(1.4)	(1,645)	(0.5)
Gain on sale of operations, net	—	—	135	—
Other income (expense), net (1) (2)	5,421	1.4	(15,903)	(4.4)
Total other expense, net	(113)	—	(17,413)	(4.9)
Income before income tax expense	38,609	9.7	43,877	12.1
Income tax expense	11,746		12,622
Net income	$26,863	6.7%	$31,255	8.6%

Diluted earnings per share	$0.53		$0.60

Diluted weighted average common shares outstanding	50,385		52,531
Other data:
Adjusted EBITDA (3)	$54,435		$55,727
Adjusted EPS (3)	$0.55		$0.63

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended June 30, 2023, and 2022 are as follows (in thousands):

	Three Months Ended June 30,
	2023	% of Revenue	2022	% of Revenue
Operating expenses (income)	$5,102	1.3%	$(13,338)	(3.7)%
Corporate general and administrative expenses (income)	631	0.1%	(1,811)	(0.5)%
Other income (expense), net	5,733	1.4%	(15,149)	(4.1)%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended June 30, 2023, and 2022 are as follows (in thousands):

	Three Months Ended June 30,
	2023				2022
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$54,515	$5,102	$59,617	15.0%	$72,216	$(13,338)	$58,878	16.3%
Operating income	38,722	5,733	44,455	11.2%	61,290	(15,149)	46,141	12.7%
Other income (expense), net	5,421	(5,733)	(312)	(0.1)%	(15,903)	15,149	(754)	(0.2)%
Income before income tax expense	38,609	—	38,609	9.7%	43,877	—	43,877	12.1%

(2)Included in "Other income (expense), net" for the three months ended June 30, 2023 and 2022, is expense of $0.8 million and $0.8 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2023 AND 2022
(In thousands, except percentages and per share data)

	Six Months Ended June 30,
	2023	%	2022	%
Revenue	$853,108	100.0%	$753,674	100.0%
Operating expenses (1)	684,998	80.3	580,035	77.0
Gross margin	168,110	19.7	173,639	23.0
Corporate general and administrative expenses (1)	31,391	3.7	27,235	3.6
Operating income	136,719	16.0	146,404	19.4
Other income (expense):
Interest expense	(9,175)	(1.1)	(2,904)	(0.4)
Gain on sale of operations, net	99	—	135	—
Other income (expense), net (1) (2)	10,533	1.2	(22,310)	(3.0)
Total other income (expense), net	1,457	0.1	(25,079)	(3.4)
Income before income tax expense	138,176	16.1	121,325	16.0
Income tax expense	38,153		31,943
Net Income	100,023	11.7	89,382	11.9

Diluted earnings per share	$1.98		$1.70

Diluted weighted average common shares outstanding	50,639		52,736
Other data:
Adjusted EBITDA (3)	$167,783		$148,620
Adjusted EPS (3)	$2.01		$1.81

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."

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Income and expenses related to the deferred compensation plan for the six months ended June 30, 2023, and 2022 are as follows (in thousands):

	Six Months Ended June 30,
	2023	% of Revenue	2022	% of Revenue
Operating expenses (income)	$9,862	1.2%	$(19,005)	(2.5)%
Corporate general and administrative expenses (income)	1,273	0.1%	(2,622)	(0.3)%
Other income (expense), net	11,135	1.3%	(21,627)	(2.9)%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the six months ended June 30, 2023, and 2022 are as follows (in thousands):

	Six Months Ended June 30,
	2023				2022
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$168,110	$9,862	$177,972	20.9%	$173,639	$(19,005)	$154,634	20.5%
Operating income	136,719	11,135	147,854	17.3%	146,404	(21,627)	124,777	16.6%
Other income (expense), net	10,533	(11,135)	(602)	(0.1)%	(22,310)	21,627	(683)	(0.1)%
Income before income tax expense	138,176	—	138,176	16.1%	121,325	—	121,325	16.0%

(2)Included in "Other income (expense), net" for the six months ended June 30, 2023 and 2022, is expense of $1.4 million and $1.5 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Financial Services	$290,930	$259,308	$634,016	$548,054
Benefits and Insurance Services	95,838	91,708	195,892	184,194
National Practices	11,734	10,936	23,200	21,426
Total	$398,502	$361,952	$853,108	$753,674

Gross Margin
Financial Services	$47,485	$49,665	$146,128	$128,611
Benefits and Insurance Services	17,464	16,688	40,595	36,517
National Practices	1,189	1,037	2,072	1,951
Operating expenses - unallocated (1):
Other expense	(6,521)	(8,512)	(10,823)	(12,445)
Deferred compensation	(5,102)	13,338	(9,862)	19,005
Total	$54,515	$72,216	$168,110	$173,639

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(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2023	2022
Net income	$100,023	$89,382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,831	16,465
Gain on sale of operations, net	(99)	(135)
Bad debt expense, net of recoveries	805	1,263
Adjustments to contingent earnout liability, net	1,445	1,478
Stock-based compensation expense	6,619	6,428
Other noncash adjustments	4,671	4,890
Net income, after adjustments to reconcile net income to net cash provided by operating activities	131,295	119,771
Changes in assets and liabilities, net of acquisitions and divestitures	(101,566)	(91,263)
Net cash provided by operating activities	29,729	28,508
Net cash used in investing activities	(65,617)	(89,756)
Net cash provided by financing activities	21,793	91,655
Net (decrease) increase in cash, cash equivalents and restricted cash	(14,095)	30,407
Cash, cash equivalents and restricted cash at beginning of year	$160,145	$150,474
Cash, cash equivalents and restricted cash at end of period	$146,050	$180,881

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$3,692	$3,881
Restricted cash	52,314	42,188
Cash equivalents included in funds held for clients	90,044	134,812
Total cash, cash equivalents and restricted cash	$146,050	$180,881

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	June 30, 2023	December 31, 2022
Cash and cash equivalents	3,692	4,697
Restricted cash	52,314	28,487
Accounts receivable, net	456,397	334,498
Current assets before funds held for clients	554,814	397,113
Funds held for clients	131,374	171,313
Goodwill and other intangible assets, net	1,014,673	951,702

Total assets	2,088,755	1,879,124

Current liabilities before client fund obligations	367,908	338,940
Client fund obligations	133,069	173,467
Total long-term debt, net	408,790	263,654

Total liabilities	1,312,712	1,165,672

Treasury stock	(882,088)	(824,778)

Total stockholders' equity	776,043	713,452

Debt to equity	52.7%	37.0%
Days sales outstanding (DSO) (1)	89	74

Shares outstanding	49,822	50,180
Basic weighted average common shares outstanding	50,164	51,502
Diluted weighted average common shares outstanding	50,639	52,388

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on June 30, 2022 was 88.

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CBIZ, INC.
GAAP RECONCILIATION
Net Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income, EPS and EBITDA(1)
(In thousands, except per share data)

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Amounts	EPS	Amounts	EPS
Net income	$26,863	$0.53	$31,255	$0.60
Adjustments:
Integration & retention costs related to acquisitions (2)	865	0.03	2,048	0.04
Facility optimization costs (3)	221	—	—	—
Income tax effect related to adjustments	(330)	(0.01)	(589)	(0.01)
Adjusted net income	$27,619	$0.55	$32,714	$0.63
Interest expense	$5,534		$1,645
Income tax expense	11,746		12,622
Gain on sale of operations, net	—		(135)
Tax effect related to the adjustments above	330		589
Depreciation	3,116		2,828
Amortization	6,090		5,464
Adjusted EBITDA	$54,435		$55,727

	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	Amounts	EPS	Amounts	EPS
Net income	$100,023	$1.98	$89,382	$1.70
Adjustments:
Transaction costs related to acquisitions (2)	611	0.01	1,329	0.03
Integration & retention costs related to acquisitions (2)	1,868	0.04	6,732	0.13
Facility optimization costs (3)	221	—	—	—
Income tax effect related to adjustments	(746)	(0.02)	(2,122)	(0.05)
Adjusted net income	$101,977	$2.01	$95,321	$1.81
Interest expense	$9,175		$2,904
Income tax expense	38,153		31,943
Gain on sale of operations, net	(99)		(135)
Tax effect related to the adjustments above	746		2,122
Depreciation	6,091		5,607
Amortization	11,740		10,858
Adjusted EBITDA	$167,783		$148,620

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted net income, Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures, “Net income” and "Diluted earnings per share." Adjusted net income, Adjusted EPS and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted net income, Adjusted EPS and Adjusted EBITDA, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.

(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2023 related to the costs incurred related to the Somerset acquisition and those reported in 2022 related to the Marks Paneth acquisition.

(3) These costs related to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.

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CBIZ, INC.
GAAP RECONCILIATION
Full Year 2023 Net Income and Diluted Earnings Per Share (“EPS”) to
Adjusted Net Income, EPS and EBITDA Guidance
(Amount in millions, except per share data)

	Full Year 2023 Guidance
	Low		High
	Amount	Per Share	Amount	Per Share
Net income	$121.1	$2.31	$123.2	$2.36
Transaction and integration costs related to Somerset (1)	3.6	0.07	3.6	0.07
Income tax effect related to adjustments	(1.0)	$(0.02)	(1.0)	$(0.02)
Adjusted net income	$123.7	$2.36	$125.8	$2.41

Interest expense	$20.8		$20.8
Income tax expense	47.2		47.2
Tax effect related to the adjustments above	1.0		1.0
Depreciation and amortization	35.9		35.9
Adjusted EBITDA	$228.6		$230.7

GAAP diluted EPS for 2022		$2.01		$2.01
Adjusted diluted EPS for 2022 (2)		$2.13		$2.13
GAAP diluted EPS range		15%		17%
Adjusted diluted EPS range		11%		13%
GAAP Net income for 2022	$105.4		$105.4
GAAP Net income range	15%		17%

(1)Includes estimated integration costs related to the Somerset acquisition. Such costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.
(2)A reconciliation between net income and adjusted net income and a reconciliation between GAAP diluted EPS and Adjusted diluted EPS for fiscal year ended December 31, 2022 are presented as follows:

	Year Ended December 31, 2022
	In millions	EPS
Net income	$105.4	$2.01
Adjustments:
Gain on sale of assets, net	(2.4)	(0.05)
Transaction costs related to Marks Paneth	1.3	0.03
Integration and retention costs related to Marks Paneth	9.2	0.18
Income tax effect related to adjustments	(2.1)	(0.04)
Adjusted net income	$111.4	$2.13

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz